EXHIBIT 99.1

Arbutus Announces CEO, William Collier, to Retire December 31, 2023

Michael J. McElhaugh, Arbutus Co-founder and COO, to Serve as Interim CEO

WARMINSTER, Pa., Nov. 07, 2023 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq: ABUS) (“Arbutus” or the “Company”), a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to develop a cure for people with chronic hepatitis B virus (cHBV) infection, today announced that William Collier will retire from his position as the Company’s President and Chief Executive Officer, and as a member of the Board of Directors, at the end of 2023.

Michael J. McElhaugh, Co-founder and Chief Operating Officer of Arbutus, will serve as Interim President and Chief Executive Officer, effective January 1, 2024. Mr. McElhaugh will also join the Board at that time. Mr. Collier and Mr. McElhaugh will work together closely to ensure a smooth transition.

“On behalf of the Board of Directors, I want to thank Bill for his leadership and many contributions to Arbutus,” commented Frank Torti, MD, Chairman of the Board of Directors of Arbutus. “During Bill’s time as CEO, we have achieved many important milestones, including advancing our lead HBV asset, imdusiran, one of the most advanced RNAi therapeutics in development, into multiple Phase 2a combination clinical trials. It has been a privilege to work with Bill, and we wish him the best in his retirement. We are pleased that Mike will lead Arbutus as interim CEO. Mike has extensive knowledge of Arbutus and our programs, and we are confident that he will continue to advance the Company’s pipeline and value for our shareholders.”

Mr. Collier, stated, “Leading Arbutus and working with such a passionate, dedicated leadership team to develop a functional cure for patients with chronic hepatitis B virus has been one of the most rewarding experiences of my professional career. I extend my deepest gratitude to our entire team, without whom our shared success would not have been possible. I am confident that Mike McElhaugh’s leadership and industry knowledge are ideally suited to continue to advance Arbutus.”

“As a co-founder of Arbutus, I am honored to have the opportunity to serve as interim CEO to lead Arbutus,” said Mr. McElhaugh. “It is a privilege to continue to serve our employees and the HBV community. I look forward to positioning Arbutus for continued success and creating value for our shareholders.”

About Michael J. McElhaugh

Since co-founding Arbutus, Mr. McElhaugh has served in multiple leadership roles including Chief Operating Officer, Chief Business Officer and Senior Vice President of Business Development and Commercial Strategy since July 2014. Mr. McElhaugh has more than 20 years of scientific, strategic, transactional and commercial experience spanning various operating roles within the pharmaceutical and biotech industries. Mr. McElhaugh joined Arbutus when it merged with OnCore Biopharma where he was a co-founder and served as its Chief Operating Officer. Prior to OnCore, Mr. McElhaugh was the Director, Hepatitis C Worldwide Commercialization at Bristol-Myers Squibb. Prior to Bristol-Myers Squibb, Mr. McElhaugh was the Director, Business Development and Market Analytics at Pharmasset, Inc. and remained in that role following the acquisition by Gilead Sciences Inc. Mr. McElhaugh also previously held various positions at Viropharma, Inc. and at Merck and Co., Inc. Mr. McElhaugh received a B.S. degree from St. Joseph’s University, an M.S. degree from Thomas Jefferson University and an M.B.A. degree from the Johnson Graduate School of Management at Cornell University.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company leveraging its extensive virology expertise to identify and develop novel therapeutics with distinct mechanisms of action, which can be combined to provide a functional cure for patients with chronic hepatitis B virus (cHBV). We believe the key to success in developing a functional cure involves suppressing HBV DNA, reducing surface antigen, and boosting HBV-specific immune responses. Our pipeline of internally developed, proprietary compounds includes an RNAi therapeutic, imdusiran (AB-729) and an oral PD-L1 inhibitor, AB-101. Imdusiran has generated meaningful clinical data demonstrating an impact on both surface antigen reduction and reawakening of the HBV-specific immune response. Imdusiran is currently in two Phase 2a combination clinical trials. AB-101 is currently being evaluated in a Phase 1a/1b clinical trial. Additionally, we have identified compounds in our internal PD-L1 portfolio that could also be used in oncology indications.  For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements in this press release include statements about our future development plans for our product candidates; our program updates; the potential for our product candidates to achieve success in clinical trials; and our expected management changes.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical studies and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies, including uncertainties and contingencies related to the ongoing patent litigation matters.

Additionally, there are known and unknown risk factors which could cause Arbutus’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: the risk that the program updates may not materially extend the cash runway and may create a distraction or uncertainty that may adversely affect our operating results, business, or investor perceptions; anticipated pre-clinical studies and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested product candidate; Arbutus may elect to change its strategy regarding its product candidates and clinical development activities; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus’ products; economic and market conditions may worsen; uncertainties associated with litigation generally and patent litigation specifically; it may take considerable time and expense to resolve the clinical hold that has been placed on AB-101 by the FDA, and no assurance can be given that the FDA will remove the clinical hold; Arbutus and its collaborators may never realize the expected benefits of the collaborations; and market shifts may require a change in strategic focus; and risks related to the sufficiency of Arbutus’ cash resources and its ability to obtain adequate financing in the future for its foreseeable and unforeseeable operating expenses and capital expenditures.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus’ Annual Report on Form 10-K, Arbutus’ Quarterly Reports on Form 10-Q and Arbutus’ continuous and periodic disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors and Media

Lisa M. Caperelli
Vice President, Investor Relations
Phone: 215-206-1822
Email: lcaperelli@arbutusbio.com